                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.
                          STRATTON GROWTH FUND, INC.
                           THE STRATTON FUNDS, INC.
             (each a "Company," and collectively, the "Companies")

                                CODE OF ETHICS
                                --------------

I.   Legal Requirement.
     -----------------

     Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or director of the Companies or of their investment adviser or distributor (as well as certain other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by the Companies:

          1. To employ any device, scheme or artifice to defraud the Companies;

          2. To make to the Companies any untrue statement of a material fact or omit to state to the Companies a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Companies; or

          4. To engage in any manipulative practice with respect to the Companies' investment portfolios.


II.  Purpose of the Code of Ethics.
     -----------------------------

     The Companies expect that their officers and directors will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Companies' shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 on "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994, and the

Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Companies have determined to adopt this Code of Ethics on behalf of each Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

     The Companies expect that their investment adviser and (if required) distributor will adopt separate codes of ethics for their directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.


III.      Definitions.
          -----------

          A. An "Access Person" means: (1) each director or officer of the Companies; (2) each employee (if any) of the Companies (or of any company in a control relationship to the Companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Companies or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Companies who obtains information concerning recommendations made to the Companies with regard to the purchase or sale of a security.

               For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the code of ethics adopted by the Companies' investment adviser in compliance with Rule 17j-1 under the 1940 Act.

          B. "Restricted Director" or "Restricted Officer" means each director or officer of the Companies who is not also a director, officer, partner, employee or controlling person of the Companies' investment adviser, custodian, or distributor.

          C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

          D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by any of the Companies, or
               (2) is being or has been considered by any of the Companies or its investment adviser for purchase by the Companies. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into any security that is held or to be acquired by any of the Companies.

          E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          F.   "Investment Personnel" of the Companies means:

                    (i) Any employee of the Companies (or of any company in a control relationship to the Companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Companies.


                    (ii) Any natural person who controls the Companies and who obtains information concerning recommendations made to the Companies regarding the purchase or sale of securities by the Companies.

          G. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

          H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and (iii) shares of registered open-end investment companies.

          I. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

IV.       Policies of the Companies Regarding Personal Securities Transactions.
          --------------------------------------------------------------------

          A.   General Policy.
               --------------

               No Access Person of the Companies shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

          B.   Specific Policies.
               -----------------

               1.   Restrictions on Personal Securities Transactions By Access
                    ----------------------------------------------------------
                    Persons Other Than Restricted Directors and Restricted
                    ------------------------------------------------------
                    Officers.
                    --------

                    a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Director or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Companies' investment adviser prior to
                                                                      -----
                         effecting such security transaction.

                         A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer to the person receiving the authorization (if granted) and to the Companies' administrator to memorialize the oral authorization that was granted.

                              Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the investment adviser's Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities
                                    -----
                              transactions.

          b. Pre-clearance approval under paragraph (a) will expire at the close of business on the fifth trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

          c. No clearance will be given to an Access Person other than a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Companies has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Companies.

          d. The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                    i.   Securities that are not Covered Securities;


                    ii.  De Minimis Securities;

                    iii. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                    iv. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Companies.

                    v. Securities acquired as a part of an automatic dividend reinvestment plan.

                    vi. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of
                                      --- ----
                         its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                    vii. Securities which the Companies' investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Companies' then current prospectus(es) under the Securities Act of 1933 or the Companies' registration statement on Form N-1A.

          e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of securities in an Initial
                                     ---
               Public Offering or a Limited Offering in which any Investment Personnel of the Companies directly or indirectly acquires beneficial ownership. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Compliance Officer.

     2.   Restrictions on Personal Securities Transactions by Restricted
          --------------------------------------------------------------
          Directors and Restricted Officers.
          ---------------------------------

          The Companies recognize that a Restricted Director and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Companies. In addition, it has been the practice of the Companies to give information about securities purchased or sold by the Companies or considered for purchase or sale by the Companies to Restricted Directors and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Companies or are considered for purchase or sale by the Companies. Accordingly, the Companies believes that less stringent controls are appropriate for Restricted Directors and Restricted officers, as follows:

          a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Director or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Companies or considered for the purchase or sale by the Companies.

               b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Companies has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Companies.


V.   Procedures.
     ----------

     In order to provide the Companies with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

     A. Each Access Person of the Companies other than a director who is not an "interested person" of the Companies (as defined in the 1940 Act) will submit to the Compliance Officer of the investment adviser an initial holdings report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned/1/ by the Access
                ---
          Person except as stated below. This report must be submitted within ten days of becoming an Access Person, and must include the title of each security, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts maintained with any broker, dealer or bank.

     B. Each Access Person of the Companies other than a director who is not an "interested person" of the Companies (as defined in the 1940 Act) will also submit to the Compliance Officer of the investment adviser an annual holdings

_________________
1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

          For interpretive guidance on this test, you should consult counsel.

          report attached hereto as Exhibit B no later than thirty days after the end of the calendar year. Except as stated below, the annual holdings report must list all Covered Securities beneficially owned by
                                    ---
          the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank. This information must be current as of a date no more than 30 days before the report is submitted.


     C. Each Access Person of the Companies other than a Restricted Director or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of the Companies' investment adviser, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

     D. Except as stated below, each Access Person of the Companies, other than a director who is not an "interested person" of the Companies (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit C to the Compliance Officer of the Companies' investment adviser, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person./2/ Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Companies need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Compliance Officer of the Companies' investment adviser in the time period stated above.

     E. Each director who is not an "interested person" of the Companies need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.D. to the Compliance Officer of the Companies' investment adviser, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Companies.


________________________________
2.   See footnote 1 above.

     F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

     G. The Compliance Officer of the Companies' investment adviser shall notify each Access Person of the Companies who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

     H. The Compliance officer of the Companies' investment adviser shall maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to the Code and the names of all persons responsible for reviewing such reports. Such Compliance Officer shall keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Compliance Officer. In addition, the Compliance Officer of the Companies' investment adviser shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports required to be made by the Companies' Access Persons pursuant to this Code, and as appropriate compare the reports with the pre-clearance authorizations received, and report to the Companies' Boards of Directors:

          a. with respect to any transaction that appears to evidence a possible violation of this Code; and

          b.   apparent violations of the reporting requirement stated herein.

     I. The Boards shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, removal or suspension from office, termination of employment, or the unwinding of the transaction and the disgorgement of any profits to the Companies.

     J. The Companies' investment adviser and (if required) principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act, and shall forward to the Companies' administrator and the Companies' counsel copies of such codes and all future amendments and modifications thereto. The Boards of Directors, including a majority of the directors who are not "interested persons" of the Companies (as defined in the 1940 Act), shall approve this Code of Ethics, and the code of ethics of the investment adviser and (if required) principal underwriter of the Companies, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Companies and its investment adviser and principal underwriter from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to the investment adviser's or (if required) principal underwriter's code will be approved by the Boards no later than six months after such change. Before approving any material amendments to the investment adviser's or principal underwriter's code of ethics, the Boards must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics.

     K. At each quarterly Boards of Directors' meeting the Compliance Officer of the investment adviser, on behalf of the Companies, the investment adviser and (if required) the principal underwriter, shall provide a written report to the Companies' Boards of Directors stating:

          a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Companies' investment adviser or principal underwriter; and

          b.   all disciplinary actions taken in response to such violations.

     L. At least once a year, the Compliance Officer of the investment adviser shall provide to the Boards with respect to both this Code of Ethics and the codes of ethics of the investment adviser and (if required) principal underwriter, a written report which contains: (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations; (c) describes any issues arising under such codes of ethics or procedures since the last report, including but not limited to, information about material violations of such codes or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating their respective codes of ethics. The Boards of Directors shall consider such written reports not less frequently than annually.

     M. This Code and any code that has been in effect during the past five years, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report made by an Access Person under this Code (including any written information provided in lieu of the reports under Section V.C.), any written reports provided pursuant to Section V.L., lists of all persons required to make reports, lists of all persons responsible for reviewing such reports, and a record or any decision and the reasons supporting a decision to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or

          Limited Offering under Section IV. B.1.e., shall be preserved with the Companies' records for the period and in the manner required by Rule 17j-1.


VI.  Certification.
     -------------

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit D.


                         The Boards of Directors of Stratton Monthly Dividend REIT Shares, Inc., Stratton Growth Fund, Inc. and The Stratton Funds, Inc.

Adopted: June 15, 2000

                                   Exhibit A

                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.
                          STRATTON GROWTH FUND, INC.
                           THE STRATTON FUNDS, INC.
             (each a "Company," and collectively, the "Companies")

                            Initial Holdings Report


To:  Compliance Officer of Stratton Management Company

     On [date] I became an "Access Person" of the Companies. As of that date, I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

          Title of             Number               Principal
          Security            of Shares              Amount
          --------            ---------              ------


     As of [date] I maintained accounts with the brokers, dealers and banks listed below in which securities were held for my direct or indirect benefit:

                        Name of Broker, Dealer or Bank
                        ------------------------------


     This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.


Date:  ______________________       Signature:  _________________________

                                    Print Name:  ________________________


______________________________

* You will be treated as the "beneficial owner" of a security only if you have a direct or indirect pecuniary interest in the security.
     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.
     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.
          For interpretive guidance, you should consult counsel.

                                   Exhibit B

                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.
                          STRATTON GROWTH FUND, INC.
                           THE STRATTON FUNDS, INC.
             (each a "Company," and collectively, the "Companies")

                            Annual Holdings Report


To:  Compliance Officer of Stratton Management Company

     As of [date], I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

          Title of             Number               Principal
          Security            of Shares              Amount
          --------            ---------              ------


     As of [date] I maintained accounts with the brokers, dealers and banks listed below in which securities were held for my direct or indirect benefit:

                        Name of Broker, Dealer or Bank
                        ------------------------------


     This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.


Date:  ______________________       Signature:  _________________________

                                    Print Name:  ________________________


______________________________

* You will be treated as the "beneficial owner" of a security only if you have a direct or indirect pecuniary interest in the security.
     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.

     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.
          For interpretive guidance, you should consult counsel.

                                   Exhibit C

                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.
                          STRATTON GROWTH FUND, INC.
                           THE STRATTON FUNDS, INC.
             (each a "Company," and collectively, the "Companies")

                         Quarterly Transaction Report


            For the Calendar Quarter Ended _______________________
                                               (month/day/year)

     To:  Compliance Officer of Stratton Management Company

     A.   Securities Transactions.  During the quarter referred to above, the
          -----------------------
     following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Companies:


                                           Number of                Nature of           Broker/Dealer
            Interest Rate                  Shares or    Dollar     Transaction             Or Bank
Title of  and Maturity Date     Date of    Principal   Amount of    (Purchase,          Through Whom
Security   (If Applicable)    Transaction   Amount    Transaction  Sale, Other)  Price    Effected
--------  ------------------  -----------  ---------  -----------  ------------  -----  -------------



_________________
* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Companies.

     B.   New Brokerage Accounts.  During the quarter referred to above, I
          ----------------------
established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

          Name of Broker, Dealer or Bank    Date Account Was Established
          ------------------------------    ----------------------------

     C.   Other Matters.   This report (i) excludes transactions with respect to
          -------------
which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:  ______________________       Signature:  _________________________

                                    Print Name:  ________________________


______________________________

                                   Exhibit D

                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.
                          STRATTON GROWTH FUND, INC.
                           THE STRATTON FUNDS, INC.
             (each a "Company," and collectively, the "Companies")

                              ANNUAL CERTIFICATE



          Pursuant to the requirements of the Code of Ethics of the Companies, the undersigned hereby certifies as follows:

          1.   I have read the Companies' Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



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